EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 80 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of my opinion dated December 10, 2001, which was filed as Exhibit (i) to Post-Effective Amendment No. 77.


                                  /s/ James M. Wall
                                  James M. Wall, Esq.


January 24, 2003
Boston, Massachusetts